Exhibit 99

Snap-on Announces First Quarter 2015 Results

Organic sales up 9.9%;
Operating earnings before financial services of 16.7% of sales improves 120 basis points;
Diluted EPS of $1.87 increases 15.4%

KENOSHA, Wis.--(BUSINESS WIRE)--April 23, 2015--Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced operating results for the first quarter of 2015.

  Sales of $827.8 million increased $40.3 million, or 5.1%, from 2014 levels; excluding $38.5 million of unfavorable foreign currency translation and $4.9 million of acquisition-related sales, organic sales increased 9.9%.
  Operating earnings before financial services of $137.9 million improved 120 basis points to 16.7% of sales as compared to $121.7 million, or 15.5% of sales, last year.
  Financial services operating earnings of $40.3 million increased $5.9 million, or 17.2%, from 2014 levels; financial services revenues of $57.4 million increased 14.3% from 2014 levels.
  Consolidated operating earnings of $178.2 million improved to 20.1% of revenues (net sales plus financial services revenue) as compared to $156.1 million, or 18.6% of revenues, last year.
  The first quarter effective income tax rate was 32.0% in 2015 and 31.6% in 2014.
  Net earnings of $110.5 million, or $1.87 per diluted share, compared to net earnings of $95.9 million, or $1.62 per diluted share, a year ago.

“We’re pleased to begin 2015 with encouraging first quarter results that included broad-based organic sales growth of 9.9% and a 15.4% increase in diluted earnings per share,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “We believe these results confirm Snap-on’s unique capabilities in providing valued productivity solutions to a growing range of professional customers performing critical tasks in workplaces of consequence. Additionally, we achieved a 120 basis point improvement in operating margin before financial services, further demonstrating our ability to realize ongoing benefits from our Snap-on Value Creation Processes. Finally, this continued progress along our defined runways for both coherent growth and operating improvement would not be possible without the capability and commitment so evident across Snap-on, and I thank our franchisees and associates worldwide for their significant contributions and extraordinary effort.”

Segment Results

Commercial & Industrial Group segment sales of $297.5 million in the quarter increased $6.9 million, or 2.4%, from 2014 levels. Excluding $19.6 million of unfavorable foreign currency translation, organic sales increased $26.5 million, or 9.8%, primarily due to higher volumes with customers in critical industries and increased sales in the segment’s European-based hand tools business.

Operating earnings of $44.0 million in the period, including $1.3 million of unfavorable foreign currency effects, increased $4.9 million from 2014 levels, and the operating margin (operating earnings as a percentage of segment sales) of 14.8% improved 130 basis points from 13.5% a year ago.

Snap-on Tools Group segment sales of $378.2 million in the quarter rose $34.6 million, or 10.1%, from 2014 levels, reflecting sales increases in both the company’s U.S. and international franchise operations. Excluding $8.7 million of unfavorable foreign currency translation, organic sales for the Group increased 12.9%.

Operating earnings of $59.8 million in the period, including $3.0 million of unfavorable foreign currency effects, increased $10.6 million from 2014 levels, and the operating margin of 15.8% improved 150 basis points from 14.3% a year ago.

Repair Systems & Information Group segment sales of $272.3 million in the quarter increased $9.6 million, or 3.7%, from 2014 levels. Excluding $11.2 million of unfavorable foreign currency translation and $4.9 million of acquisition-related sales, organic sales increased $15.9 million, or 6.3%, primarily due to higher sales of undercar equipment, increased sales to OEM dealerships, and higher sales of diagnostic and repair information products to independent repair shop owners and managers.

Operating earnings of $63.9 million in the period, including $2.1 million of unfavorable foreign currency effects, increased $5.8 million from 2014 levels, and the operating margin of 23.5% improved 140 basis points from 22.1% a year ago.

Financial Services operating earnings of $40.3 million on revenue of $57.4 million in the quarter, compared to operating earnings of $34.4 million on revenue of $50.2 million a year ago.

Corporate expenses of $29.8 million in the quarter increased $5.1 million from $24.7 million last year, primarily reflecting increased performance-based and stock-based compensation expenses, as well as planned higher pension expense.

Outlook

Snap-on expects to make continued progress along its defined runways for coherent growth, including enhancing the franchise network, expanding in the vehicle repair garage, extending to critical industries and building in emerging markets. In pursuit of these initiatives, Snap-on continues to expect that capital expenditures in 2015 will be in a range of $80 million to $90 million. Snap-on also continues to expect that its full year 2015 effective income tax rate will be at or below its 2014 full year rate.

Conference Call and Webcast on April 23, 2015, at 9:00 a.m. Central Time

A discussion of this release will be webcast on Thursday, April 23, 2015, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, visit http://www.snapon.com/sna and click on the link to the webcast. The slide presentation accompanying the call can be accessed under the Downloads tab in the webcast viewer, as well as on the Snap-on website under the tabs Investor Information / Investor Events / Company Presentations.

About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks. Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as for customers in industries, including aviation and aerospace, agriculture, construction, government and military, mining, natural resources, power generation and technical education. Snap-on also derives income from various financing programs to facilitate the sales of its products. Products and services are sold through the company’s franchisee, company-direct, distributor and internet channels. Founded in 1920, Snap-on is a $3.3 billion, S&P 500 company headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release may contain statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended January 3, 2015, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

For additional information, please visit www.snapon.com.

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(unaudited)

	Three Months Ended
	April 4,	March 29,
	2015	2014

Net sales	$827.8	$787.5
Cost of goods sold	(417.7)	(408.8)
Gross profit	410.1	378.7
Operating expenses	(272.2)	(257.0)
Operating earnings before financial services	137.9	121.7

Financial services revenue	57.4	50.2
Financial services expenses	(17.1)	(15.8)
Operating earnings from financial services	40.3	34.4

Operating earnings	178.2	156.1
Interest expense	(13.0)	(13.7)
Other income (expense) – net	(0.7)	(0.1)
Earnings before income taxes
and equity earnings	164.5	142.3
Income tax expense	(51.8)	(44.3)
Earnings before equity earnings	112.7	98.0
Equity earnings, net of tax	0.5	0.2
Net earnings	113.2	98.2
Net earnings attributable to noncontrolling interests	(2.7)	(2.3)
Net earnings attributable to Snap-on Inc.	$110.5	$95.9

Net earnings per share attributable to Snap-on Inc.:
Basic	$1.90	$1.65
Diluted	1.87	1.62

Weighted-average shares outstanding:
Basic	58.1	58.2
Effect of dilutive securities	1.0	0.9
Diluted	59.1	59.1

SNAP-ON INCORPORATED
Supplemental Segment Information
(Amounts in millions)
(unaudited)

	Three Months Ended
	April 4,	March 29,
	2015	2014

Net sales:
Commercial & Industrial Group	$297.5	$290.6
Snap-on Tools Group	378.2	343.6
Repair Systems & Information Group	272.3	262.7
Segment net sales	948.0	896.9
Intersegment eliminations	(120.2)	(109.4)
Total net sales	$827.8	$787.5
Financial Services revenue	57.4	50.2
Total revenues	$885.2	$837.7

Operating earnings:
Commercial & Industrial Group	$44.0	$39.1
Snap-on Tools Group	59.8	49.2
Repair Systems & Information Group	63.9	58.1
Financial Services	40.3	34.4
Segment operating earnings	208.0	180.8
Corporate	(29.8)	(24.7)
Operating earnings	$178.2	$156.1
Interest expense	(13.0)	(13.7)
Other income (expense) – net	(0.7)	(0.1)
Earnings before income taxes
and equity earnings	$164.5	$142.3

SNAP-ON INCORPORATED
Condensed Consolidated Balance Sheets
(Amounts in millions)
(unaudited)

	April 4,	January 3,
	2015	2015

Assets
Cash and cash equivalents	$114.4	$132.9
Trade and other accounts receivable – net	548.4	550.8
Finance receivables – net	408.6	402.4
Contract receivables – net	70.2	74.5
Inventories – net	482.3	475.5
Deferred income tax assets	92.1	101.0
Prepaid expenses and other assets	127.3	121.5
Total current assets	1,843.3	1,858.6

Property and equipment – net	396.2	404.5
Deferred income tax assets	87.8	93.2
Long-term finance receivables – net	667.2	650.5
Long-term contract receivables – net	244.7	242.0
Goodwill	778.3	810.7
Other intangibles – net	198.8	203.3
Other assets	46.1	47.3
Total assets	$4,262.4	$4,310.1

Liabilities and Equity
Notes payable	$78.8	$56.6
Accounts payable	162.0	145.0
Accrued benefits	54.7	53.8
Accrued compensation	71.9	99.2
Franchisee deposits	66.9	65.8
Other accrued liabilities	292.2	298.3
Total current liabilities	726.5	718.7

Long-term debt	864.4	862.7
Deferred income tax liabilities	158.7	159.2
Retiree health care benefits	41.4	42.5
Pension liabilities	196.3	217.9
Other long-term liabilities	86.8	83.8
Total liabilities	2,074.1	2,084.8

Equity
Shareholders' equity attributable to Snap-on Inc.
Common stock	67.4	67.4
Additional paid-in capital	261.5	254.7
Retained earnings	2,716.6	2,637.2
Accumulated other comprehensive loss	(339.2)	(248.2)
Treasury stock at cost	(535.7)	(503.3)
Total shareholders' equity attributable to Snap-on Inc.	2,170.6	2,207.8
Noncontrolling interests	17.7	17.5
Total equity	2,188.3	2,225.3
Total liabilities and equity	$4,262.4	$4,310.1

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Three Months Ended
	April 4,	March 29,
	2015	2014

Operating activities:
Net earnings	$113.2	$98.2
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	13.8	13.4
Amortization of other intangibles	6.2	6.2
Provision for losses on finance receivables	7.1	6.2
Provision for losses on non-finance receivables	4.9	3.4
Stock-based compensation expense	11.5	8.6
Excess tax benefits from stock-based compensation	(11.0)	(6.9)
Deferred income tax provision	10.7	6.8
Changes in operating assets and liabilities:
Increase in trade and other accounts receivable	(20.2)	(31.0)
Increase in contract receivables	(3.3)	(5.9)
Increase in inventories	(24.0)	(18.5)
Increase in prepaid and other assets	(27.0)	(19.7)
Increase in accounts payable	24.9	7.0
Increase (decrease) in accruals and other liabilities	(28.7)	20.5
Net cash provided by operating activities	78.1	88.3

Investing activities:
Additions to finance receivables	(198.8)	(169.7)
Collections of finance receivables	160.2	139.4
Capital expenditures	(18.1)	(18.3)
Disposal of property and equipment	-	0.2
Other	(2.8)	(2.5)
Net cash used by investing activities	(59.5)	(50.9)

Financing activities:
Repayment of long-term debt	-	(100.0)
Net increase in short-term borrowings	22.8	4.0
Cash dividends paid	(30.9)	(25.6)
Purchases of treasury stock	(49.7)	(22.1)
Proceeds from stock purchase and option plans	14.5	12.8
Excess tax benefits from stock-based compensation	11.0	6.9
Other	(3.0)	(3.1)
Net cash used by financing activities	(35.3)	(127.1)

Effect of exchange rate changes on cash and cash equivalents	(1.8)	(0.1)
Decrease in cash and cash equivalents	(18.5)	(89.8)

Cash and cash equivalents at beginning of year	132.9	217.6
Cash and cash equivalents at end of period	$114.4	$127.8

Supplemental cash flow disclosures:
Cash paid for interest	$(23.7)	$(26.2)
Net cash paid for income taxes	(20.7)	(16.7)

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Three Months Ended		Three Months Ended
	April 4,	March 29,	April 4,	March 29,
	2015	2014	2015	2014

Net sales	$827.8	$787.5	$-	$-
Cost of goods sold	(417.7)	(408.8)	-	-
Gross profit	410.1	378.7	-	-
Operating expenses	(272.2)	(257.0)	-	-
Operating earnings before financial services	137.9	121.7	-	-

Financial services revenue	-	-	57.4	50.2
Financial services expenses	-	-	(17.1)	(15.8)
Operating earnings from financial services	-	-	40.3	34.4

Operating earnings	137.9	121.7	40.3	34.4
Interest expense	(12.9)	(13.5)	(0.1)	(0.2)
Intersegment interest income (expense) – net	15.0	13.4	(15.0)	(13.4)
Other income (expense) – net	(0.7)	(0.1)	-	-
Earnings before income taxes
and equity earnings	139.3	121.5	25.2	20.8
Income tax expense	(42.5)	(36.7)	(9.3)	(7.6)
Earnings before equity earnings	96.8	84.8	15.9	13.2
Financial services – net earnings
attributable to Snap-on Inc.	15.9	13.2	-	-
Equity earnings, net of tax	0.5	0.2	-	-
Net earnings	113.2	98.2	15.9	13.2
Net earnings attributable to noncontrolling interests	(2.7)	(2.3)	-	-
Net earnings attributable to Snap-on Inc.	$110.5	$95.9	$15.9	$13.2
*Snap-on Inc. with Financial Services on the equity method.
Transactions between the Operations and Financial Services businesses were eliminated to arrive at the consolidated financial statements.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Balance Sheets
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	April 4,	January 3,	April 4,	January 3,
	2015	2015	2015	2015

Assets
Cash and cash equivalents	$114.2	$132.8	$0.2	$0.1
Intersegment receivables	15.6	16.0	-	-
Trade and other accounts receivable – net	548.1	550.5	0.3	0.3
Finance receivables – net	-	-	408.6	402.4
Contract receivables – net	7.5	7.6	62.7	66.9
Inventories – net	482.3	475.5	-	-
Deferred income tax assets	76.7	85.4	15.4	15.6
Prepaid expenses and other assets	131.7	125.5	1.1	0.9
Total current assets	1,376.1	1,393.3	488.3	486.2

Property and equipment – net	395.3	403.4	0.9	1.1
Investment in Financial Services	221.3	218.9	-	-
Deferred income tax assets	87.5	92.9	0.3	0.3
Intersegment long-term notes receivable	241.9	232.1	-	-
Long-term finance receivables – net	-	-	667.2	650.5
Long-term contract receivables – net	12.7	12.8	232.0	229.2
Goodwill	778.3	810.7	-	-
Other intangibles – net	198.8	203.3	-	-
Other assets	50.3	50.9	1.0	1.0
Total assets	$3,362.2	$3,418.3	$1,389.7	$1,368.3

Liabilities and Equity
Notes payable	$78.8	$56.6	$-	$-
Accounts payable	161.9	144.7	0.1	0.3
Intersegment payables	-	-	15.6	16.0
Accrued benefits	54.6	53.8	0.1	-
Accrued compensation	70.7	95.2	1.2	4.0
Franchisee deposits	66.9	65.8	-	-
Other accrued liabilities	267.6	285.0	30.1	18.2
Total current liabilities	700.5	701.1	47.1	38.5

Long-term debt and intersegment long-term debt	-	-	1,106.3	1,094.8
Deferred income tax liabilities	158.5	158.6	0.2	0.6
Retiree health care benefits	41.4	42.5	-	-
Pension liabilities	196.3	217.9	-	-
Other long-term liabilities	77.2	72.9	14.8	15.5
Total liabilities	1,173.9	1,193.0	1,168.4	1,149.4

Total shareholders' equity attributable to Snap-on Inc.	2,170.6	2,207.8	221.3	218.9
Noncontrolling interests	17.7	17.5	-	-
Total equity	2,188.3	2,225.3	221.3	218.9
Total liabilities and equity	$3,362.2	$3,418.3	$1,389.7	$1,368.3
*Snap-on Inc. with Financial Services on the equity method.
Transactions between the Operations and Financial Services businesses were eliminated to arrive at the consolidated financial statements.

CONTACT:
Snap-on Incorporated
Investors:
Leslie Kratcoski
262/656-6121
or
Media:
Richard Secor
262/656-5561